UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2011
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Maters to a Vote of Security Holders
     On May 18, 2011, the Company held its annual meeting of shareholders. The matters presented to shareholders for vote and the vote on such matters were as follows:
1. Ten directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Terrance R. Ahern	224,586,958	1,129,321	65,251	10,890,905
James C. Boland	219,485,504	6,231,162	64,864	10,890,905
Thomas Finne	224,582,986	1,133,449	65,095	10,890,905
Robert H. Gidel	218,958,543	6,755,853	67,134	10,890,905
Daniel B. Hurwitz	218,855,987	6,859,100	66,443	10,890,905
Volker Kraft	224,593,741	1,121,217	66,572	10,890,905
Victor B. MacFarlane	218,952,211	6,764,226	65,093	10,890,905
Craig Macnab	217,042,115	8,673,116	66,299	10,890,905
Scott D. Roulston	220,779,656	4,939,341	62,533	10,890,905
Barry A. Sholem	222,725,829	2,988,579	67,122	10,890,905
2. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2011, was approved by the following vote:

For	Against	Abstain
235,975,080	501,127	196,228
3. The shareholder advisory vote regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
190,031,253	35,629,962	120,315	10,890,905
4. The shareholder advisory vote regarding the frequency for future shareholder advisory votes regarding the compensation of the Company’s named executive officers.

1 year	2 years	3 years	Abstain	Broker Non-Votes
203,341,256	456,127	21,852,563	131,581	10,890,905
     The Company will hold shareholder advisory votes regarding the compensation of the Company’s named executive officers every year until the next shareholder advisory vote regarding the frequency for future shareholder advisory votes on named executive officer compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ David E. Weiss
David E. Weiss
Executive Vice President and General Counsel

Date: May 20, 2011